EXHIBIT 4.03








                         WARRANT AGREEMENT

                              Between

                         THE TRAVELERS INC.

                                And

                 THE FIRST NATIONAL BANK OF BOSTON,
                           Warrant Agent



                 Warrants to Purchase Common Stock




                     Dated as of March 1, 1994













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        This WARRANT AGREEMENT (the "Agreement") is dated as of
   March 1, 1994, between THE TRAVELERS INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF
   BOSTON, a national banking association, as warrant agent (the
   "Warrant Agent").

        WHEREAS, the Company proposes to issue 3,749,466 Warrants
   (the "Warrants"), each entitling the holder thereof to purchase one share (each a "Share") of the Company's Common
   Stock, $.01 par value (the "Common Stock"); and

        WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, exercise and conversion of Warrants;

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

        SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

        SECTION 2. Amount Issued. Subject to the provisions of this Agreement, Warrants to purchase no more than 3,749,466
   Shares may be issued and delivered by the Company hereunder.

        SECTION 3. Form of Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only. The Warrant Certificates and the forms of election to purchase Shares and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

        SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

        If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer













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   before the Warrant Certificates so signed shall have been
   countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificates, although at the date of the execution of this Agreement any such person was not such officer.

        SECTION 5. Registration and Countersignature. Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrants shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.

        The Warrant Agent's countersignature on all Warrants shall be in substantially the form set forth in Exhibit A hereto.

        The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

        SECTION 6. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender of such Warrant Certificates, duly endorsed, and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in a recognized signature guarantee medallion program. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

        Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at its offices or agency maintained in New York, New York or Boston, Massachusetts (or at such other offices or agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising the Warrants (a "Warrant Agent Office"), or at the offices of any successor Warrant Agent as provided in Section 18 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

        The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 6 and Section 5, and deliver the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by Section 13.

        SECTION 7. Duration and Exercise of Warrants. The Warrants shall expire at (a) 5:00 p.m. New York City time (the "Close of Business") on July 31, 1998 or (b) the Close of Business on such later date as shall be determined in the sole discretion of the Company, in a written statement to the Warrant Agent and with notice to registered holders of Warrants in the manner provided for in Section 15 (such date

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   of expiration being herein referred to as the "Expiration
   Date"). On and after the date of issuance of the Warrant, each Warrant may be exercised on any business day on or prior to the Close of Business on the Expiration Date. After the close of Business on the Expiration Date, the Warrants will become void and of no value.

        Subject to the provisions of this Agreement, including
   Section 13, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) one fully paid and nonassessable Share at $39.00 (the "Exercise Price"), subject, in each case, to adjustment as set forth herein. The holder of a Warrant shall exercise such holder's right to purchase Shares by depositing with the Warrant Agent at a Warrant Agent Office the Warrant Certificate evidencing such Warrant with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in a recognized signature guarantee medallion program, and upon payment of the Exercise Price for the number of Shares in respect of which such Warrants are being exercised in lawful money of the United States of America.

        Subject to Section 9, upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the transfer agent for the Common Stock (the "Transfer Agent") for issuance and delivery to or upon the written order of the registered holder or holders of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate duly executed and payment of the Exercise Price. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 6 and this Section 7.

        The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it on the purchase of Shares through the exercise of Warrants.

        SECTION 8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.


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        SECTION 9.  Payment of Taxes.  The Company will pay all
   documentary stamp taxes attributable to the initial issuance of Warrants and of Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        SECTION 10. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence of such mutilation, loss, theft or destruction, and, if required by the Company, of an indemnity or bond by such holder, in each case satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

        SECTION 11. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, or such other stock or securities deliverable pursuant to paragraph (g) of Section 13, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants pursuant to Section 13. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

        Before taking any action that would cause an adjustment pursuant to Section 13 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

        The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

        SECTION 12.  Obtaining of Governmental Approvals and

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   Stock Exchange Listings; Prospectus Delivery.  So long as any
   Warrants remain outstanding, the Company will take all necessary action (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make and keep in effect all filings under federal and state securities acts and laws, that may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Warrants, and
   (b) to have the shares of Common Stock, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Common Stock is then listed or (ii) if the Common Stock is not then listed on any national securities exchange, listed for quotation on the NASD Automated Quotations system ("NASDAQ") National Market System ("NASDAQ/NMS") or such other over-the-counter quotation system on which the Common Stock may then listed. So long as any unexpired Warrants remain outstanding and if required in order to comply with the Securities Act of 1933, as amended (the "Act"), the Company agrees that it will file such post-effective amendments to the registration statement filed pursuant to the Act with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person.

        SECTION 13. Antidilution Provisions. The Exercise Price and the number of shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time as provided in this Section 13.

             (a)  In case the Company shall pay or make a
   dividend or other distribution on any class of capital stock of the Company in Common Stock, the Exercise Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced to a price determined by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective at the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or other distribution had not been fixed, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

             (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price of Common Stock (as defined below) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exercise Price in effect at the close of business on the date

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   fixed for such determination shall be reduced to a price
   determined by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Average Market Price, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective at the opening of business on the day following the date fixed for such determination. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include Shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. As used herein the term Average Market Price of the Common Stock shall mean the average of the daily reported closing sales prices, regular way, per share of the Common Stock on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not principally traded on the NYSE, such other market on which the Common Stock is listed or principally traded, for the 10 consecutive trading days prior to the date of determination.

             (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the close of business on the date upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the close of business on the date upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective at the opening of business on the day following the date upon which such subdivision or combination becomes effective.

             (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in paragraph (b) of this Section 13, (ii) any dividend or distribution paid in cash or other property out of the retained earnings of the Company and (iii) any dividend or distribution referred to in paragraph (a) of this Section 13), then either (at the option of the Company) (A) the Company shall elect to include in such distribution each holder (as of the record date for such distribution) as if such holder had exercised the Warrant for Common Stock immediately prior to such record date (such exercise assumed to be made at the Exercise Price in effect without regard to the adjustment provided in the following clause (B)), or (B) the Exercise

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   Price shall be reduced to a price determined by multiplying the Exercise Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Average Market Price per share of Common Stock on the date fixed for such determination less the fair market value (as reasonably determined in good faith by the Board of Directors of the Company (the "Board of Directors")) on such date of the portion of the assets or evidences of indebtedness so to be distributed applicable to one share of Common Stock and the denominator shall be the Average Market Price of Common Stock, such adjustment to become effective at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or other distribution had not been fixed, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made. If the Company makes an election under clause (A) of this paragraph (d) with respect to any such distribution payable on the Warrant (an "Elected Company Dividend"), the Company may in lieu of such distribution elect to pay to each holder the fair market value (determined as provided above) of such Elected Company Dividend in cash (the "Cash Equivalent").

             (e)  The reclassification (including any
   reclassification upon a consolidation or merger in which the Company is the continuing corporation, but not including any transactions for which an adjustment is provided in paragraph
   (g) below) of Common Stock into securities including other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the date fixed for the determination of stockholders entitled to receive such distribution and the date fixed for such determination within the meaning of paragraph (d) of this Section 13), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the date upon which such subdivision becomes effective or the date upon which such combination becomes effective, as the case may be, and the date upon which such subdivision or combination becomes effective within the meaning of paragraph (c) of this
   Section 13).

             (f) The Company may make such reductions in the Exercise Price, in addition to those required by paragraphs
   (a), (b), (c), (d) and (e) of this Section 13, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

             (g) In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, each holder shall have the right thereafter, during the period such Warrant shall be outstanding, to exercise such Warrant only into the kind and amount (if any) of securities, cash or other property

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   receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock which would have been issuable if such Warrant had been exercised immediately prior to such consolidation, merger, sale or transfer (and the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to each holder a new Warrant satisfactory in form and substance to each holder, providing for the foregoing). If the holders of the Common Stock may elect from choices the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 13 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by each holder, which specification shall be made by each holder by the later of (i) 20 business days after the holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or if no such information is required, 20 business days after the Company notifies the holder of all material facts concerning such specification and (ii) the last time at which holders of Common Stock are permitted to make their specification known to the Company. If the holder fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with the Company or the other Person to the merger or consolidation or, if no such holders exist, as specified by the Board of Directors in good faith. The new Warrant referred to above shall provide for adjustments which, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The above provisions of this paragraph (g) shall similarly apply to successive consolidations, mergers, sales or transfers.

             (h) Whenever there shall be any change in the Exercise Price hereunder, then there shall be an adjustment (to the nearest hundredth of a Share) in the number of Shares of Common Stock issuable upon exercise of the Warrant, which adjustment shall become effective at the time such change in the Exercise Price becomes effective and shall be made by multiplying the number of shares of Common Stock issuable upon exercise of the Warrant immediately before such change in the Exercise Price by a fraction of which the numerator is the Exercise Price immediately before such change and the denominator is the Exercise Price immediately after such change.

             (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, any adjustment required by this paragraph (i) shall be made no later than the expiration of the right to exercise the Warrant or a portion thereof.

             (j) In any case in which this Section 13 shall require that an adjustment shall become effective on the day following a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder, if the Warrant is exercised after such record date and before the occurrence of such event, the additional Common Stock (and associated Elected Company Dividend or Cash Equivalent, if any) issuable upon exercise by reason of the adjustment required by such event over and above Common Stock (and associated Elected Company Dividend or Cash Equivalent, if any) issuable upon such exercise before giving effect to such

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   adjustment and (ii) paying to the holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section
   4 above; provided, that, upon request of the holder, the Company shall deliver to the holder a due bill or other appropriate instrument evidencing holder's right to receive such additional Common Stock and such cash, upon the occurrence of the event requiring such adjustment.

        SECTION 14.  Fractional Warrants and Fractional Shares.

        (a) The Company shall not be required to issue fractions of Warrants or to issue Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this Section 14(a), the current market value of a Warrant shall be the closing price of one Warrant (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

        (b) Notwithstanding any adjustment pursuant to Section 13 in the number of Shares issuable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date of such exercise.

        (c) The closing price for each day shall be the last sale price, regular day, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Warrants or Common Stock, as the case may be, is not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants or Common Stock, respectively, is listed or admitted to trading, or if the Warrants or Common Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, as reported on NASDAQ/NMS or, if the Warrants or Common Stock, as the case may be, is not listed or admitted to trading on NASDAQ/NMS, as reported on NASDAQ.

        SECTION 15. Notices to Warrantholders. Upon any adjustment of the number of Shares issuable upon exercise of each Warrant, the Exercise Price or the number of Shares issuable upon exercise of each Warrant pursuant to Section 13, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and either the number of Shares issuable upon the exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was

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
   made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

        In case:

             (a) the Company shall declare a dividend (or any other distribution) on Common Stock payable otherwise than in cash out of its retained earnings; or

             (b) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

             (c) of any reclassification of Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

             (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

   then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in New York City of such event, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (d) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

        SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may

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
   countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

        If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

        SECTION 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

        (a) The statements contained herein and in the Warrant Certificates shall be taken as statement of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

        (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

        (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

        (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

        (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent

                                 11
   arising out of or in connection with this Agreement except as a result of its negligence or bad faith.

        (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred.
   All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

        (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. the Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

        (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

        (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

        (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive officer, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or

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
   matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

        SECTION 18. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board of Directors shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of any Warrant Certificate, then any registered holder of a Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

        SECTION 19. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

        SECTION 20. Delivery of Prospectus. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

        SECTION 21. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently

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
   given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  The Travelers Inc.
                  65 East 55th Street
                  New York, NY  10022
                  Attention:  General Counsel

        If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

        Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                  The First National Bank of Boston
                  P.O. Box 1889 (M/S 45-01-19)
                  Boston, MA  02105
                  Attention:  Shareholder Services Division

   The Warrant Agent maintains a Warrant Agent Office at
   BancBoston Clearance Corporation, 55 Broadway, Third Floor,
   New York, New York and at The First National Bank of Boston,
   100 Federal Street, Boston, Massachusetts.

        SECTION 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision hereto, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrants.

        SECTION 23.  Successors.  All the covenants and
   provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 24. Termination. This Agreement shall terminate at the Close of Business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised.
   The provisions of Section 17 shall survive such termination.

        SECTION 25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such State.

        SECTION 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.


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
        SECTION 27.  Counterparts.  This Agreement may be
   executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        SECTION 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                      THE TRAVELERS INC.


                                      By:
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                                                     [Title]


   ATTEST:



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                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:
                                          ------------------------

   ------------------------
                                                     [Title]


   ATTEST:



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